UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2017

Biolase, Inc.

Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Cromwell, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 949-361-1200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, BIOLASE, Inc. (the “Company”) entered into an agreement with affiliates of Larry Feinberg, which own an aggregate of 18,320,650 shares of the Company’s common stock, or approximately 24.1% of the shares outstanding, and affiliates of Jack Schuler, which own an aggregate of 19,920,821 shares of the Company’s common stock, or approximately 26.2% of the shares outstanding, for such affiliates to exercise their respective basic subscription rights as well as exercise their over-subscription privilege pursuant to the rights offering in an amount not less than $3,000,000 and $3,000,000, respectively (each a “Commitment Letter” and together the “Commitment Letters”) in connection with the rights offering discussed in Item 8.01 below. No fees or other consideration will be paid by the Company to the Messrs. Feinberg or Schuler (or any of his respective affiliates) in exchange for such agreement to purchase common stock in connection with the rights offering. Any shares of common stock purchased in connection with the transactions described in this paragraph will be purchased directly from the Company on a private basis.

Each Commitment Letter also contains other provisions, including conditions to closing, termination rights, and representations, warranties and covenants of the Company and the other parties thereto, that are customary for agreements of this type.

The Commitment Letters are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein, and the summary set forth above is qualified by reference to the full text of each Commitment Letter.

Item 8.01 Other Events.

On September 29, 2017, the Company issued a press release to publicly announce its plans to complete a rights offering to existing holders of its common stock. If the rights offering is successful, the Company expects to receive gross proceeds of approximately $8,000,000 to $12,000,000 before expenses. As disclosed in Item 1.01 above, certain affiliates of Larry Feinberg and certain affiliates of Jack Schuler have each agreed with the Company to exercise their respective basic subscription rights and any available over-subscription privilege pursuant to the rights offering in an amount not less than $3,000,000 and $3,000,000, respectively.

The rights offering will be made through the Company’s distribution to its existing stockholders of non-transferable subscription rights to purchase their pro rata portion of newly issued shares of the Company’s common stock. The subscription price has not yet been determined. The record date for the distribution of the rights and the dates for both the subscription period and the expiration of the rights offering will be included in the final prospectus.

The purpose of the rights offering is to raise equity capital in a cost-effective manner that gives all of the Company’s existing stockholders the opportunity to participate on a pro rata basis. The net proceeds of the offering will be used for the Company’s general working capital needs.

The rights offering includes an over-subscription privilege, which permits each rights holder that exercises the basic subscription privilege in full the option to purchase additional shares of common stock that remain unsubscribed at the expiration of the offering. The over-subscription privilege is subject to the availability and allocation of shares among holders exercising their over-subscription privilege, as further described in the rights offering documents.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Commitment Letter, dated September 26, 2017, between each of Oracle Partners, LP, Oracle Institutional Partners, LP and Oracle Ten Fund Master, LP and BIOLASE, Inc. (incorporated by reference to Exhibit 10.23 to the Form S-1 Registration Statement (No. 333-220703) filed by the Registrant on September 29, 2017)

10.2	Commitment Letter, dated September 26, 2017, between each of Renate Schuler, Jack W. Schuler Living Trust and Schuler Family Foundation and BIOLASE, Inc. (incorporated by reference to Exhibit 10.24 to the Form S-1 Registration Statement (No. 333-220703) filed by the Registrant on September 29, 2017)

99.1	Press Release issued by the Registrant on September 29, 2017, entitled “BIOLASE Announces Plans For Rights Offering To Stockholders” (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, Inc.

	By:	/s/ Harold C. Flynn, Jr.
Date: September 29, 2017		Name: Harold C. Flynn, Jr.
Title: President and CEO